UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
_____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2011

PS BUSINESS PARKS, INC.
(Exact Name of Registrant as Specified in its Charter)

California	001-10709	95-4300881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2397
(Address of Principal Executive Offices)	(Zip Code)

(818) 244-8080
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07 Submission of Matters to a Vote of Security Holders

(a) The Company’s annual meeting of shareholders was held on May 2, 2011.

(b) The four matters considered for a vote are described in detail in the Company’s proxy statement for the 2011 Annual Meeting filed with the Securities and Exchange Commission on April 4, 2011. The final results for the votes for each proposal are set forth below.

1. The shareholders elected eight directors to the Board of Directors to hold office until the 2012 Annual Meeting or until their successors are duly qualified and elected. The votes for each nominee were as follows:

Name	Votes For	Withheld	Broker Non-Votes
Ronald L. Havner, Jr.	23,067,955	71,950	420,623
Joseph D. Russell, Jr.	23,067,845	72,060	420,623
R. Wesley Burns	23,108,788	31,117	420,623
Jennifer Holden Dunbar	22,890,718	249,187	420,623
Arthur M. Friedman	23,035,984	103,921	420,623
James H. Kropp	22,801,461	338,444	420,623
Sara Grootwassink Lewis	23,112,316	27,589	420,623
Michael V. McGee	22,890,040	249,865	420,623

2. The shareholders ratified the appointment of Ernst & Young LLP as PS Business Parks’ independent registered public accounting firm for the fiscal year ended December 31, 2011 as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
23,464,435	52,547	6,956	36,590

3. The shareholders approved the advisory vote on executive compensation as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
22,625,646	313,952	200,305	420,625

4. The shareholders approved holding future advisory votes on executive compensation every year as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
13,738,170	201,864	9,060,183	176,276	384,035

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           May 4, 2011

PS BUSINESS PARKS, INC.

By: /s/ Stephanie Heim
  Stephanie Heim
  Vice President